HEIMERL LAW FIRM
                          75 Claremont Road, Suite 311      New York Office:
                         Bernardsville, New Jersey 07924     67 Wall Street
Wolfgang Heimerl                     -------              Suite 2211, PMB-8370
Admitted in NJ & NY                                     New York, New York 10005
                               Tel: (908) 766-3385        Tel.: (212)323-7970
                               Fax: (908) 766-4821



                                                                     May 1, 2003


James Farinella
T&G2, Inc.
65 LaGrand Avenue
Berkeley Heights, NJ  07922


Dear Mr. Farinella:

     As you know, my statements to T&G2, Inc.  through  December 31, 2002 remain unpaid as of this date. As we agreed,  T&G2,  Inc. will pay those  statements in cash and for the period  beginning  January 1, 2003,  I will agree to a flat fee retainer of $5,000.00  per month to cover all eligible work under Form S-8 (i.e.

litigation  and  corporate  work)  for  which  I will  agree  to take  stock  as compensation.  For all work not  permitted  under  Form  S-8  (i.e.  negotiating agreements to raise capital and the like) I will be  separately  compensated  in cash.


     My fees in  general  will be based  upon the number of hours I devote at my hourly rate of $175. That rate is subject to change annually on the first day of

January each year  commencing  in 2004. It is further  understood  that you will reimburse me for all disbursements incurred in connection with my engagement. I,

however,  agree to obtain your prior approval for any  disbursement in excess of

$250 or, in the aggregate, of $350.00 per month.


     As is my  customary  practice,  I will bill you each month for the fees and disbursements  incurred  on your  behalf and  indicate  the hours  spent on each particular matter on which you may request my services. To the extend T&G2, Inc.

does not use the entire  retainer  balance of  eligible  services  per month,  a credit will be carried  forward to the next month.  Under no  circumstances  may that credit balance be applied to payment of non-eligible  services.  My monthly statements will be due within twenty days of  presentation.  Statements not paid when due will  incur a late fee of 1% per  month.  I also  reserve  the right to cease rendering services should your account become in arrears.

James M. Farinella
T&G2, Inc.
May 1, 2003



     If you are in  agreement  with the above  terms,  please  countersign  this letter below and return it to me so that my services to T&G2,  Inc.  will remain uninterrupted.


     I look forward to continuing to provide legal services to T&G2, Inc.


     Of course, should you have any questions, do not hesitate to contact me.



                                                     Yours sincerely,




                                                     /s/


                                                     Wolfgang Heimerl



Date: May  __, 2003



AGREED AND ACCEPTED:


T&G2, Inc.


By:
   -----------------------------------
     James M. Farinella / President